Exhibit 99.1

Alliance Entertainment Reports Fiscal 2026 Revenue Up 8% to $1.15 Billion; Gross Margin Expands 80 Basis Points to 13.3%

GAAP net income was $13.1 million, or $0.26 per diluted share; adjusted EBITDA increased 14% to $41.5 million; adjusted net income rose 24% to $23.4 million and adjusted diluted EPS increased 24% to $0.46

Vinyl revenue increases 13% to $383 million; CD revenue rises 25% to $156 million

Physical movie revenue increases 22% as relationships with Paramount and Amazon MGM Studios reinforce Alliance’s position as a scaled physical entertainment distribution partner

Collectibles revenue increases 45% as Alliance expands its portfolio of higher-value, premium and proprietary products

PLANTATION, Fla., September 10, 2026 (GLOBE NEWSWIRE) — Alliance Entertainment Holding Corporation (Nasdaq: AENT), a scaled entertainment commerce and collectibles platform serving content owners, brands, retailers and fans across music, movies, gaming, licensed merchandise and collectibles, with proprietary brands, authentication technology and reach across more than 35,000 retail and e-commerce storefronts, reported its financial and operational results for its fiscal year ended June 30, 2026.

Fiscal 2026 Financial Highlights

●	Net Revenues: Increased 8% to $1.149 billion, compared with $1.063 billion in fiscal 2025.

●	Gross Profit and Margin: Gross profit increased 15% to $152.3 million from $132.9 million, while gross margin expanded 80 basis points to 13.3% from 12.5%.

●	GAAP Results: Operating income was $27.2 million and net income was $13.1 million, compared with $30.1 million and $15.1 million, respectively. Fiscal 2026 included a $7.8 million non-cash write-off of a historical vendor rebate receivable.

●	Adjusted EBITDA: Increased 14% to $41.5 million, compared with $36.5 million in fiscal 2025.

●	Adjusted Net Income and Adjusted Diluted EPS: Adjusted net income increased 24% to $23.4 million, compared with $18.9 million in fiscal 2025, while adjusted diluted earnings per share increased 24% to $0.46 from $0.37.

●	Interest Expense: Decreased 28% to $7.6 million from $10.6 million, reflecting a lower average effective interest rate following the Company’s refinancing.

●	Cash Flow and Liquidity: Net cash used in operating activities was $1.7 million, compared with $26.8 million of net cash provided in fiscal 2025, primarily reflecting increased inventory and receivables to support growth. The Company ended fiscal 2026 with $45.7 million of availability under its $120 million revolving credit facility.

“Fiscal 2026 demonstrated that the strategy we have been executing is strengthening both the quality of our business and our position across the entertainment ecosystem,” said Jeff Walker, Chief Executive Officer of Alliance Entertainment. “The market for physical entertainment continues to evolve toward premium formats, collectible products and more specialized distribution, and those changes are playing directly to the capabilities we have built over more than three decades. Our expanding relationships with major content owners, including Paramount and Amazon MGM Studios, reinforce the value of our scale, infrastructure, and ability to manage increasingly complex physical entertainment programs across wholesale, retail, and e-commerce channels.”

“Our opportunity is increasingly broader than traditional distribution,” Walker continued. “We are using the same infrastructure and relationships that support our core business to expand into higher-value collectibles, proprietary products, fulfillment services and new capabilities such as authentication and digital product identity. Our focus is not simply on putting more volume through the platform, but on improving the value and economics of what moves through it. As the entertainment market becomes more specialized and content owners and retailers look for scaled partners that can manage that complexity, we believe Alliance is increasingly well positioned to capture those opportunities and create durable long-term value.”

“Fiscal 2026 was a year of strong execution for Alliance Entertainment,” said Amanda Gnecco, Chief Financial Officer of Alliance Entertainment. “We expanded gross margins, grew gross profit faster than revenue and delivered growth in adjusted EBITDA, adjusted net income and adjusted diluted earnings per share. These results demonstrate the progress we’ve made in strengthening the earnings profile of the business while continuing to invest in the products, capabilities and partnerships that support our long-term growth strategy.”

“Looking ahead to fiscal 2027, we are excited about the opportunities in front of us,” Gnecco added. “Our focus remains on driving profitable growth, improving cash generation and increasing operating leverage as we continue to scale the business. Combined with lower borrowing costs, solid liquidity and continued investment in automation and technology, we believe we are well positioned to deliver continued value for our customers, partners and shareholders.”

Strategic & Operating Highlights

●	Physical Music Demand Remained Strong Across Formats: Vinyl revenue increased 13% to $383 million, while CD revenue increased 25% to $156 million. Growth across both formats reflects sustained consumer demand for physical ownership, premium editions and collectible-oriented releases, reinforcing the durability of physical music as an important part of Alliance’s portfolio.

●	Home Entertainment Growth Reinforced Alliance’s Strategic Position with Major Studios: Physical movie revenue increased 22% to $339 million, supported by higher unit volumes and the Company’s expanding studio relationships. Alliance’s exclusive physical-media distribution relationship with Paramount and the addition of Amazon MGM Studios during fiscal 2026 further strengthen the Company’s role as a scaled partner for content owners seeking to manage physical entertainment distribution across wholesale, retail and e-commerce channels.

●	Collectibles Continued to Expand as a Higher-Value Growth Category: Collectibles revenue increased 45% to $32 million, supported by higher average selling prices, expanded licensed merchandise offerings and continued development of proprietary products. The Company is leveraging its existing entertainment relationships and distribution infrastructure to broaden its participation in premium fan and collector categories, including through its owned Handmade by Robots™ brand.

●	Fulfillment Growth and Automation Investments Enhanced Platform Scalability: Distribution and fulfillment fee revenue increased 26% to $18.6 million as Alliance continued to expand its role as an omnichannel logistics and fulfillment partner. During fiscal 2026, the Company ordered 5,000 additional totes for its AutoStore system, increasing capacity to 57,000 totes and supporting higher throughput while maintaining fulfillment labor efficiency.

●	Authentication and Digital Identity Expanded Alliance’s Platform Capabilities: Following the acquisition and integration of Endstate, Alliance continued developing NFC-enabled authentication and digital product identity capabilities through Endstate Authentic and Alliance Authentic™. These initiatives are designed to extend the Company’s participation beyond initial product distribution into areas such as authenticated ownership, provenance, brand protection and resale, creating additional long-term opportunities across premium physical products and collectibles.

Fiscal 2026 Financial Review

The improvement in gross margin during fiscal 2026 reflected stronger margins in physical movies and collectibles, increased contribution from premium and exclusive content, favorable product mix and returns activity, and lower wholesale freight costs as a percentage of sales. A portion of the increase in gross profit was offset by higher selling, general and administrative expenses, which increased to $66.0 million from $56.0 million, primarily reflecting higher payroll and employee-related costs to support growth, as well as increased consulting and professional-service costs associated with strategic initiatives and public-company operations. Fiscal 2026 also included a $7.8 million non-cash write-off of a historical vendor rebate receivable associated with Tastemakers following the counterparty’s cessation of operations. The Company does not consider this charge representative of its ongoing operating performance.

Operating cash flow in fiscal 2026 was principally affected by increased working-capital investment to support the Company’s higher revenue base and anticipated customer demand. Working capital increased to $62.4 million at June 30, 2026, from $45.4 million a year earlier. Inventory and trade receivables increased at rates above the Company’s 8% revenue growth during the year, contributing to the year-over-year decline in operating cash flow. In fiscal 2027, management’s objective is to convert a greater share of earnings into operating cash flow by moderating working-capital growth relative to revenue, increasing inventory productivity and strengthening receivable collections.

The Company benefited from lower borrowing costs during fiscal 2026, with its average effective interest rate declining to 6.1% from 9.2% following its refinancing with Bank of America in October 2025. The Company had $74.3 million outstanding under its $120 million revolving credit facility, with $45.7 million of remaining availability, The facility also provides, subject to certain conditions and lender consent, for up to $50 million of additional borrowing capacity, providing further potential financial flexibility as the business grows. The Company was in compliance with applicable covenants at year-end. During fiscal 2026, the Company also repaid $10.0 million of related-party borrowings, further simplifying its financing structure.

Conference Call

Alliance Entertainment Chief Executive Officer Jeff Walker, Chief Financial Officer Amanda Gnecco, and Executive Chairman Bruce Ogilvie will host the conference call, which will be followed by a question-and-answer session. A presentation will accompany the call and can be viewed during the webcast or accessed via the investor relations section of the Company’s website here.

To access the call, please use the following information:

Date:	Thursday, September 10, 2026
Time:	4:30 p.m. Eastern Time, 1:30 p.m. Pacific Time
Toll-free dial-in number:	1-877-407-0784
International dial-in number:	1-201-689-8560
Conference ID:	13762431

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact RedChip Companies at 1-407-644-4256.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1774079&tp_key=92e32c8d84 and via the investor relations section of the Company’s website here.

A telephone replay of the call will be available approximately three hours after the call concludes and can be accessed through October 10, 2026, using the following information:

Toll-free replay number:	1-844-512-2921
International replay number:	1-412-317-6671
Replay ID:	13762431

About Alliance Entertainment

Alliance Entertainment (NASDAQ: AENT) is a scaled entertainment commerce and collectibles platform serving content owners, brands, retailers and fans across music, movies, gaming, licensed merchandise and collectibles. The Company also owns and develops proprietary brands and platforms, including Handmade by Robots™ and Alliance Authentic™, while Endstate Authentic adds NFC-enabled authentication and digital product identity capabilities supporting provenance, brand protection and authenticated resale. Leveraging decades of industry relationships and distribution, fulfillment and inventory-management expertise, Alliance reaches more than 35,000 retail and e-commerce storefronts, connecting entertainment franchises and collectible products with consumers across channels and generations.

For more information, visit www.aent.com.

Forward Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether identified in this Press Release, and on the current expectations of Alliance’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Alliance. These forward-looking statements are subject to a number of risks and uncertainties, including risks relating to the anticipated growth rates and market opportunities; changes in applicable laws or regulations; the ability of Alliance to execute its business model, including market acceptance of its systems and related services; Alliance’s reliance on a concentration of suppliers for its products and services; increases in Alliance’s costs, disruption of supply, or shortage of products and materials; Alliance’s dependence on a concentration of customers, and failure to add new customers or expand sales to Alliance’s existing customers; increased Alliance inventory and risk of obsolescence; Alliance’s significant amount of indebtedness; our ability to refinance our existing indebtedness; risks that a breach of the revolving credit facility could result in the lender declaring a default and that the full outstanding amount under the revolving credit facility could be immediately due in full, which would have severe adverse consequences for the Company; known or future litigation and regulatory enforcement risks, including the diversion of time and attention and the additional costs and demands on Alliance’s resources; Alliance’s business being adversely affected by increased inflation, uncertainty regarding tariffs, higher interest rates and other adverse economic, business, and/or competitive factors; geopolitical risk and changes in applicable laws or regulations; as well as our financial condition and results of operations; substantial regulations, which are evolving, and unfavorable changes or failure by Alliance to comply with these regulations; product liability claims, which could harm Alliance’s financial condition and liquidity if Alliance is not able to successfully defend or insure against such claims; availability of additional capital to support business growth; and the inability of Alliance to develop and maintain effective internal controls.

For investor inquiries, please contact:

Dave Gentry

RedChip Companies, Inc.

1-800-REDCHIP (733-2447)

1-407-644-4256

AENT@redchip.com

ALLIANCE ENTERTAINMENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended	Year Ended
($ in thousands except share and per share amounts)	June 30, 2026	June 30, 2025
Net Revenues	$1,148,986	$1,063,457
Cost of Revenues (excluding depreciation and amortization)	996,662	930,605
Operating Expenses
Distribution and Fulfillment Expense	44,960	40,375
Selling, General and Administrative Expense	66,169	55,992
Depreciation and Amortization	5,359	5,334
Loss on Vendor Receivable	7,823
Transaction Costs	1,213	957
Insurance Claim Recovery	(395)	-
Restructuring Cost	-	73
Gain on Disposal of Fixed Assets	(24)	(15)
Total Operating Expenses	125,105	102,716
Operating Income	27,219	30,136
Other Expenses
Interest Expense	7,606	10,575
State tax Benefit from prior year	(51)
Change in Fair Value of Warrants	850	853
Total Other Expenses	8,405	11,428
Income Before Income Tax Expense	18,814	18,708
Income Tax Expense	5,756	3,630
Net Income	13,058	15,078
Other Comprehensive Income (Loss)
Foreign Currency Translation	(1)	3
Total Comprehensive Income	13,057	15,081
Net Income per Share – Basic	$0.26	$0.30
Weighted Average Common Shares Outstanding - Basic	50,963,975	50,957,370
Net Income per Share – Diluted	0.26	0.30
Weighted Average Common Shares Outstanding - Diluted	51,051,740	51,016,546

ALLIANCE ENTERTAINMENT HOLDING CORP.

CONSOLIDATED BALANCE SHEETS

($ in thousands, except per share amounts)	June 30, 2026	June 30, 2025
Assets
Current Assets
Cash	$814	$1,236
Trade Receivables, Net of Allowance for Credit Losses of $811 and $867, respectively	111,038	95,027
Inventory, Net	126,599	102,848
Other Current Assets	9,843	19,021
Total Current Assets	248,294	218,132
Property and Equipment, Net	10,564	11,291
Operating Lease Right-Of-Use Assets, Net	16,062	19,214
Goodwill	94,081	89,116
Intangibles, Net	18,457	18,475
Other Long-Term Assets	9,932	789
Deferred Tax Asset, Net	210	4,211
Total Assets	$397,600	$361,228
Liabilities and Stockholders’ Equity
Current Liabilities
Accounts Payable	$170,958	$155,300
Accrued Expenses	8,361	9,548
Current Portion of Operating Lease Obligations	3,329	3,229
Current Portion of Finance Lease Obligations	1,937	3,075
Deferred Consideration	1,300	-
Contingent Liability	-	1,577
Total Current Liabilities	185,885	172,729
Revolving Credit Facility, Net	73,721	55,268
Finance Lease Obligation, Non- Current	-	1,931
Operating Lease Obligations, Non-Current	14,217	17,432
Shareholder Loan (subordinated), Non-Current	-	10,000
Contingent Liability, Non-Current	5,500	-
Acquired Royalty Obligation (Endstate), Non-Current	165	-
Warrant Liability	1,496	646
Total Liabilities	280,984	258,006
Commitments and Contingencies (Note 12)
Stockholders’ Equity
Preferred Stock: Par Value $0.0001 per share, Authorized 1,000,000 shares, Issued and Outstanding 0 shares as of June 30, 2026 and June 30, 2025	-	-
Common Stock: Par Value $0.0001 per share, Authorized 550,000,000 shares at June 30, 2026, and at June 30, 2025; Issued and Outstanding 50,979,630 shares at June 30, 2026, and 50,957,370 at June 30, 2025, respectively	5	5
Paid In Capital	48,907	48,570
Accumulated Other Comprehensive Loss	(77)	(76)
Retained Earnings	67,781	54,723
Total Stockholders’ Equity	116,616	103,222
Total Liabilities and Stockholders’ Equity	$397,600	$361,228

ALLIANCE ENTERTAINMENT HOLDING CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
($ in thousands)	June 30, 2026	June 30, 2025
Cash Flows from Operating Activities:
Net Income	$13,058	$15,078
Adjustments to Reconcile Net Income to
Net Cash Provided by Operating Activities:
Depreciation of Property and Equipment	1,793	1,828
Amortization of Intangible Assets	3,567	3,506
Amortization of Deferred Financing Costs (Included in Interest Expense)	2,086	1,404
Allowance for Credit Losses	1,445	1,068
Change in Fair Value of Warrants	850	853
Deferred Income Taxes	4,001	2,322
Non-cash lease expense	3,152	2,910
Stock-based Compensation Expense	337	58
Gain on Disposal of Fixed Assets	(24)	(15)
Changes in Assets and Liabilities
Trade Receivables	(17,455)	(6,080)
Inventory	(23,751)	(4,665)
Income Taxes Receivable	(600)	(384)
Operating Lease Obligations	(3,115)	(1,731)
Other Assets	462	(11,340)
Accounts Payable	15,658	22,079
Accrued Expenses and Contingent Liability	(3,164)	(82)
Net Cash (Used In) Provided By Operating Activities	(1,700)	$26,809
Cash Flows from Investing Activities:
Capital Expenditures	(1,074)	(54)
Cash Inflow from Asset Disposal	30	15
Investment in Captive Stock (Equity Component)	173	-
Cash Paid for Business Acquisition/Asset Purchase	(1,150)	(7,595)
Cash Paid for Contract	-	(500)
Net Cash Used in Investing Activities	(2,021)	(8,134)
Cash Flows from Financing Activities:
Payments on Financing Leases	(3,069)	(2,848)
Payments on Revolving Credit Facility	(1,142,898)	(986,132)
Borrowings on Revolving Credit Facility	1,159,913	970,409
Payments on Shareholder Note (Subordinated), Current	(10,000)	-
Deferred Financing Costs	(646)	-
Net Cash Provided By (Used In) Financing Activities	3,300	(18,571)
Net (Decrease)/Increase in Cash	(421)	104
Net Effect of Currency Translation on Cash	(1)	3
Cash, Beginning of the Year	1,236	1,129
Cash, End of the Year	$814	$1,236
Supplemental disclosure for Cash Flow Information
Cash Paid for Interest	$7,530	$9,171
Cash Paid for Income Taxes	$2,452	$1,727
Supplemental Disclosure for Non-Cash Investing and Financing Activities
Conversion of Warrants from liability to Equity	$-	454
Contract Acquisition	$-	1,800

Non-GAAP Financial Measures: EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Earnings per Diluted Share (collectively, the “Non-GAAP Financial Measures”) are supplemental measures of our performance that are not required by, or presented in accordance with, U.S. GAAP. The Non-GAAP Financial Measures are not measurements of our financial performance under U.S. GAAP and should not be considered as alternatives to net income, earnings per share or any other performance measure derived in accordance with U.S. GAAP. We define EBITDA as net income before interest expense, net, income tax expense, depreciation and amortization. We define Adjusted EBITDA as EBITDA further adjusted for non-cash charges related to equity-based compensation programs, acquisition and deal-related costs, changes in the fair value of warrants and vendor transaction loss, insurance claim recoveries, and restructuring costs and net gains and losses on the disposal of assets. We define Adjusted Net Income as net income adjusted for the impact of certain non-cash charges and other items that we do not consider in our evaluation of ongoing operating performance. These items include, among other things, non-cash charges related to equity-based compensation programs, acquisition and deal-related costs, amortization of acquisition-related intangible assets, amortization of deferred financing costs, changes in the fair value of warrants and litigation costs and settlements, regulatory assessments and insurance settlements, and the income tax expense effect of these adjustments. We define Adjusted Earnings per Diluted Share as Adjusted Net Income divided by the weighted-average shares outstanding used in the calculation of diluted earnings per share in accordance with U.S. GAAP.

We caution investors that amounts presented in accordance with our definitions of the Non-GAAP Financial Measures may not be comparable to similar measures disclosed by our competitors, because not all companies and analysts calculate the Non-GAAP Financial Measures in the same manner. We present the Non-GAAP Financial Measures because we consider them to be important supplemental measures of our performance and believe they are frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. Management believes that investors’ understanding of our performance is enhanced by including these Non-GAAP Financial Measures as a reasonable basis for comparing our ongoing results of operations.

The following tables reconcile the Non-GAAP Financial Measures to the most directly comparable U.S. GAAP financial performance measure, which is net income, for the years presented:

	Year Ended	Year Ended
(in thousands, except share and per share data)	June 30, 2026	June 30, 2025
Net income	$13,058	$15,078
Equity-based compensation (1)	337	58
Acquisition and deal-related costs (2)	1,213	957
Amortization of acquisition-related intangible assets (3)	390	180
Amortization of deferred financing costs (4)	2,086	1,404
Change in fair value of warrants and contingent consideration (5)	850	853
Loss on Vendor Receivable (6)	7,823	-
Litigation costs and settlements (7)	1,267	1,424
Insurance Claim Recovery (8)	(395)	—
Income tax effect of adjustments (9)	(3,180)	(1,006)
Adjusted net income	$23,449	$18,948
Weighted-average shares outstanding—basic	50,963,975	50,957,370
Effect of dilutive securities	87,765	8,600
Weighted-average shares outstanding—diluted	51,051,740	50,965,970
Earnings per diluted share	$0.26	$0.30
Adjusted earnings per diluted share	$0.46	$0.37

($ in thousands)	Year Ended June 30, 2026	Year Ended June 30, 2025
Net income	$13,058	$15,078
Add back:
Interest expense, net	7,606	10,575
Income tax expense	5,756	3,630
Depreciation and amortization (10)	5,359	5,334
EBITDA	31,779	34,617
Adjustments:
Acquisition and deal-related costs (2)	1,213	957
Restructuring costs (11)	—	73
Loss on vendor receivable (6)	7,823	—
Equity-based compensation (1)	337	58
Change in fair value of warrants and contingent consideration (5)	850	853
Insurance claim recovery (8)	(395)	—
State tax benefit from Prior Year (13)	(51)	-
Gain on disposal of property and equipment (12)	(24)	(15)
Adjusted EBITDA	$41,532	$36,543

(1) Represents non-cash charges related to equity-based compensation programs, which vary from period to period depending on the timing of awards.

(2) Represents costs incurred in connection with completed and contemplated business combinations, including advisory, legal, accounting and other professional fees.

(3) Represents amortization of intangible assets acquired in business combinations. The revenue generated by those intangible assets is not excluded from the Non-GAAP Financial Measures.

(4) Represents amortization of debt issuance costs incurred in connection with our credit facility with Bank of America and the terminated White Oak Credit Facility.

(5) Represents non-cash gains and losses resulting from the remeasurement of warrant liabilities and contingent consideration to fair value at each reporting date.

(6) Represents a loss recognized on a receivable due from a vendor for rebates owed before the company went out of business.

(7) Represents legal fees, settlement amounts and other costs associated with litigation matters that we do not consider indicative of our ongoing operating performance.

(8) Represents recoveries received under insurance claims

(9) Represents the income tax effect of the above adjustments. This adjustment uses a blended federal and state statutory income tax rate of 25% for all periods presented and is applied only to those adjustments that carry an income tax consequence. Changes in the fair value of warrants and contingent consideration are not deductible for income tax purposes and accordingly have not been tax effected.

(10) Represents total depreciation and amortization determined in accordance with U.S. GAAP, which includes amortization of acquisition-related intangible assets. Accordingly, no separate adjustment for that amortization is presented in the reconciliation of EBITDA to Adjusted EBITDA.

(11) Represents restructuring costs.

(12) Represents net gains and losses on the disposal of property and equipment.

(13) State Tax refund for abandoned property